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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                ---------------
                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  ACE LIMITED
                             ACE INA HOLDINGS INC.
                              ACE CAPITAL TRUST I
--------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

        Cayman Islands                                98-0091805
          Delaware                                    58-2457246
          Delaware                                    Applied For
 ---------------------------------        ------------------------------------
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

       The ACE Building, 30 Woodbourne Avenue, Hamilton, HM 08, Bermuda
        Two Liberty Plaza, 1601 Chestnut Street, Philadelphia, PA 19101
        Two Liberty Plaza, 1601 Chestnut Street, Philadelphia, PA 19101
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       -------------------                   ------------------------------

ACE Capital Trust I 8.875% Trust Originated                   New York Stock
Preferred Securities (and associated Guarantee by             Exchange
ACE Limited)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-78841

Securities to be registrated pursuant to Sectionn 12(g) of the Act:

                                     None
                               ----------------
                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The securities to be registered hereby are the 8.875% Trust Originated Preferred Securities of ACE Capital Trust I (the "Preferred Securities"), a Delaware business trust. The Preferred Securities will be guaranteed by ACE Limited, a company incorporated with limited liability in the Cayman Islands, to the extent set forth in the Preferred Securities Guarantee Agreement between ACE Limited and Bank One Trust Company, NA, as trustee. The information required by this item is set forth under the captions "Description of ACE INA Debt Securities and ACE Guarantee," "Description of Preferred Securities" and "Description of Preferred Securities Guarantees" in the Registration Statement on Form S-3 (File No. 333-78841) filed with the Securities and Exchange Commission on May 20, 1999, as amended (the "Registration Statement"), and under the captions "Certain Terms of the Preferred Securities" and "Certain Terms of the Debentures" in the related Prospectus Supplement dated December 15, 1999 (to Prospectus dated December 8, 1999), and is incorporated herein by reference.

ITEM 2.   EXHIBITS

          Exhibits No.                           Exhibit
          ------------                           --------

               1 Certificate of Trust of ACE Capital Trust I (incorporated by reference to Exhibit 4.9 to the Registration Statement)

               2 Form of Amended and Restated Trust Agreement of ACE Capital Trust I (incorporated by reference to
                             Exhibit 4.15 to the Registration Statement)

               3 Form of Subordinated Indenture among ACE INA Holdings Inc., ACE Limited and Bank One Trust Company, NA (incorporated by reference to Exhibit
                             4.6 to the Registration Statement)

               4 Form of Preferred Security (included in Exhibit 2 hereto)

               5 Form of Junior Subordinated Deferrable Interest Debenture of ACE INA Holdings Inc.

               6 Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.18 to the Registration Statement)

                                      -1-
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 17, 1999

                                        ACE LIMITED


                                        By: /s/ Christopher Marshall
                                            ------------------------
                                        Name:  Christopher Marshall
                                        Title: Chief Financial Officer


                                        ACE INA HOLDINGS INC.

                                        By: /s/ Robert Jefferson
                                            ---------------------
                                        Name:  Robert Jefferson
                                        Title: Chief Financial Officer

                                        ACE CAPITAL TRUST I

                                        By: /s/ Robert Blee
                                            ---------------------
                                        Name:  Robert Bless
                                        Title: Administrative Trustee

                                      -2-
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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                               Exhibit
-----------                               -------

     1 Certificate of Trust of ACE Capital Trust I (incorporated by reference to Exhibit 4.9 to the Registration Statement)

     2 Form of Amended and Restated Trust Agreement of ACE Capital Trust I (incorporated by reference to Exhibit 4.15 to the Registration Statement)

     3 Form of Subordinated Indenture among ACE INA Holdings Inc., ACE Limited and Bank One Trust Company, NA (incorporated by reference 4.6 to the Registration Statement)

     4         Form of Preferred Security (included in Exhibit 2 hereto)

     5 Form of Junior Subordinated Deferrable Interest Debenture of ACE INA Holdings Inc.

     6 Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.18 to the Registration Statement)